EMPLOYMENT AGREEMENT


                           DATED AS OF OCTOBER 1, 1999


                                     BETWEEN


                             VODAVI TECHNOLOGY, INC.


                                       AND


                                GREGORY K. ROEPER

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
1. Employment................................................................. 1

2. Full Time Occupation....................................................... 1

3. Compensation and other Benefits............................................ 1

   (a) Salary................................................................. 1

   (b) Bonus.................................................................. 1

   (c) Reimbursement.......................................................... 1

   (d) Fringe Benefits........................................................ 1

4. Term of Employment......................................................... 2

   (a) Employment Term........................................................ 2

   (b) Termination Under Certain Circumstances................................ 2

   (c) Result of Termination.................................................. 3

   (d) Result of Change of Control............................................ 3

5. Competition and Confidential Information................................... 3

   (a) Interests to be Protected.............................................. 3

   (b) Non-Competition........................................................ 4

   (c) Non-Solicitation of Employees.......................................... 4

   (d) Confidential Information............................................... 4

   (e) Return of Books and Papers............................................. 5

   (f) Disclosure of Information.............................................. 5

   (g) Assignment............................................................. 5

   (h) Equitable Relief....................................................... 5

   (i) Restrictions Separable................................................. 5

   (j) Survival............................................................... 5

6. Miscellaneous.............................................................. 6

   (a) Notices................................................................ 6

   (b) Indulgences; Waivers................................................... 6

   (c) Controlling Law........................................................ 7

   (d) Binding Nature of Agreement; Successors and Assigns.................... 7

   (e) Execution in Counterparts.............................................. 7

   (f) Provisions Separable................................................... 7

   (g) Entire Agreement....................................................... 7

   (h) Paragraph Headings..................................................... 7

   (i) Number of Days......................................................... 7

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of October 1, 1999, to be effective as of October 1, 1999 (the "Effective Date") by and between VODAVI TECHNOLOGY, INC., a Delaware corporation ("Employer") and GREGORY K. ROEPER ("Employee").

                                  WITNESSETH:

     Employer desires to employ Employee and Employee desires to accept such employment, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts such employment, as President and Chief Operating Officer of Employer and in such other executive capacities and for such other executive duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

     2. FULL TIME OCCUPATION. Employee shall devote Employee's entire business time, attention and efforts to the performance of Employee's duties under this Agreement, and shall serve Employer faithfully and diligently and shall not engage in any other employment while employed by Employer.

     3. COMPENSATION AND OTHER BENEFITS.

          (a) SALARY. Employer shall pay to Employee, as compensation for the services rendered by Employee during Employee's employment under this Agreement, a base salary at a rate of $148,500 per annum (the "Base Salary"). Employer shall pay the Base Salary in accordance with the Company's established payroll procedures.

          (b) BONUS. In addition to the Base Salary, Employee shall be eligible to receive annual bonus compensation (the "Bonus") in an amount to be set by the Compensation Committee of the Company's Board of Directors, at the committee's sole and exclusive discretion.

          (c) REIMBURSEMENT. Employer shall reimburse Employee for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall not include any item not at least partially deductible by Employer for federal income tax purposes. Reimbursements shall be made by Employer in accordance with the Company's normal expense policies and procedures.

          (d) FRINGE BENEFITS. Employee shall be entitled to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board of Directors and made available from time to time to executive employees of Employer generally during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

     4. TERM OF EMPLOYMENT.

          (a) EMPLOYMENT TERM. The term of Employee's employment hereunder shall commence on the Effective Date and shall continue until September 30, 2001. The term of Employee's employment hereunder shall automatically renew for successive one-year terms, unless and until terminated by either party giving written notice to the other not less than 30 days prior to the end of the then-current term or as otherwise set forth in SECTION 4(B).

          (b) TERMINATION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained:

               (i) DEATH. Employee's employment and this Agreement shall be automatically terminated, without notice, effective upon the date of Employee's death.

               (ii) DISABILITY. If Employee shall fail to perform any of Employee's essential job duties under this Agreement as the result of illness or other incapacity, with or without reasonable accommodation, for a period of more than 12 consecutive weeks, or for more than 12 weeks within any 12-month period, as determined by Employer for purposes of compliance with the Family and Medical Leave Act, Employer may, at its option, and upon notice to Employee, terminate Employee's employment and this Agreement effective on the date of that notice.

               (iii) UNILATERAL DECISION OF EMPLOYER. Employer may, at its option, upon notice to Employee, terminate Employee's employment and this Agreement effective on the date of that notice. A reduction in Employees responsibilities, as such responsibilities are described in SECTION 1 of this Agreement, by Employer shall constitute a termination under this SECTION 4(B)(III).

               (iv) UNILATERAL DECISION BY EMPLOYEE. Employee may, at his option and upon notice to Employer, terminate Employee's employment and this Agreement effective on the date of that notice.

               (v) TERMINATION "FOR CAUSE". Employer may terminate Employee's employment and this Agreement, and the rights and obligations of the parties hereunder at any time, effective upon written notice to Employee, if the termination of Employee's employment is "for cause." For purposes of this
SECTION 4(b)(v), "for cause" shall mean discharge resulting from a determination by Employer that Employee (A) has been convicted of a felony involving dishonesty, fraud, theft or embezzlement, (B) has performed an act or failed to act, which if he were prosecuted and convicted, would constitute a crime or offense involving money or property of Employer, or which would constitute a felony in any jurisdiction involved, (C) has violated Employer's policies prohibiting sexual harassment or discrimination or harassment or discrimination of any other protected basis under federal, state or local law, or (D) has willfully and persistently breached or violated any of the provisions of this Agreement, and such breach or violation shall have continued for a period of 10 days after

Employer shall have given Employee written notice specifying the nature thereof in reasonable detail.

               (vi) CHANGE OF CONTROL. In the event of a Change of Control (as defined below), Employer or Employee may, at their respective option, upon notice to the other, terminate Employee's employment by providing the other party with 30 days' written notice after the effective date of the Change of Control. For the purposes of this Agreement, the term "Change of Control" shall mean the approval by a majority of Employer's Board of Directors of (A) any merger or consolidation in which Employer is not the surviving entity, (B) any reverse merger in which the Company is the surviving entity, or (C) any transaction involving the sale of all or substantially all of Employer's assets to any person other than a wholly or majority owned direct or indirect subsidiary of Employer.

          (c) RESULT OF TERMINATION. In the event of the termination of Employee's employment pursuant to SECTIONS 4(B)(I) (IV) or (V) above, Employee shall receive no further compensation under this Agreement and all of Employee's unvested Options shall be cancelled. In the event of the termination of Employee's employment pursuant to SECTION 4(B)(II) or (III) above, Employee shall continue to receive his base salary and benefits for the remaining term of this Agreement. Such payments will be payable in one lump-sum amount within 10 days of the event of termination.

          (d) RESULT OF CHANGE OF CONTROL. As incentive for Employee to actively pursue the best interests of Employer's stockholders, in the event of a Change of Control (as that term is defined in SECTION 4(B)(VI) of this Agreement), then
(i) Employee shall earn a minimum bonus of $100,000, which shall be paid in one lump sum payment within ten business days from the effective date of the Change of Control in the event of a Change of Control, and (ii) any options that were granted to Employee on April 22, 1999 that remain unvested as of the effective date of the Change of Control shall become fully vested and exercisable as of such effective date. In addition, in the event of the termination of Employee's employment pursuant to SECTION 4(B)(VI) above Employee shall continue to receive the greater of (A) his base salary and benefits for the remaining period of this Agreement or (B) $148,500. Such payments will be payable in one lump-sum amount within 10 days of the event of termination.

     5. COMPETITION AND CONFIDENTIAL INFORMATION.

          (a) INTERESTS TO BE PROTECTED. For purposes of this SECTION 5, the term "Employer" shall include Vodavi Technology, Inc. and any entity that is a direct or indirect subsidiary of Vodavi Technology, Inc. during the term of this Agreement. The parties acknowledge that Employee will perform essential services for Employer during the term of Employee's employment with Employer. Employee will be exposed to, have access to, and be required to work with a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by and are valuable to Employer and that Employer will incur substantial expense in recruiting and training personnel if it must hire new personnel or retrain existing personnel to fill vacancies. The parties also expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration;

however, they agree that this covenant is reasonable, and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if his employment with Employer is terminated, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

          (b) NON-COMPETITION. During the term of Employee's employment with Employer and for the period ending 12 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage in or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business that designs, develops, markets, or supports commercial telephone systems, commercial grade telephones, voice processing systems (including, but not limited to, automated attendant, voice mail or fax mail, or interactive voice response), computer-telephony integration products, and related computer software products; and the term
"Restricted Territory" shall mean any area in which Employer conducts its business during Employee's employment hereunder.

          (c) NON-SOLICITATION OF EMPLOYEES. During the term of Employee's employment and for a period of 12 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or other entity, seek to hire or hire any of Employer's personnel or employees, with the exception of his Executive Assistant, for the purpose of having such employee engage in services that are the same, similar, or related to the services that such employee provided for Employer.

          (d) CONFIDENTIAL INFORMATION. Employee shall maintain in strict secrecy all confidential or trade secret information, whether patentable or not, relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any technical plans and drawings or other reproductions or materials of any kind; any financial information with respect to Employer or its business; any trade secrets, knowledge, or information with respect to products, processes, inventions, formulae, software, source codes, object codes, algorithms, and services provided; any operating procedures, techniques, or know-how; any business methods or forms; any names, addresses, or data on suppliers or customers; and any business policies or other information relating to or dealing with the purchasing, sales, advertising, promotional, or distribution policies or practices of Employer.

          (e) RETURN OF BOOKS AND PAPERS. Upon the termination of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all samples or demonstration models, catalogues, manuals, memoranda, drawings, software, source or object code, formulae, and specifications, and operating procedures; all cost, pricing, and other financial data; all supplier and customer information; all other written or printed materials that are the property of Employer (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Employer, which Employee may then have in his possession whether prepared by Employee or not.

          (f) DISCLOSURE OF INFORMATION. Employee shall disclose promptly to Employer, or its nominee, any and all ideas, designs, processes and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer, or within six months thereafter.

          (g) ASSIGNMENT. Employee hereby assigns to Employer or its nominee the entire right, title, and interest in and to all inventions, discoveries, and improvements, whether patentable or not, that Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer. Whenever requested to do so by Employer, whether during the period of Employee's employment or thereafter, Employee shall execute any and all applications, assignments, and other instruments that Employer shall deem necessary or appropriate to apply for, obtain, or maintain Letters Patent of the United States or of any foreign country, or to protect otherwise the interest of Employer therein.

          (h) EQUITABLE RELIEF. In the event a violation of any of the restrictions contained in this Section is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of SECTIONS 5(B), 5(C), 5(F), or 5(G) of this Agreement, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

          (i)  RESTRICTIONS  SEPARABLE.  If the scope of any  provision  of this
SECTION 5 is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this SECTION 5 may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this SECTION 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

          (j) SURVIVAL. Employer and Employee acknowledge and agree that the obligations and rights set forth in this SECTION 5 shall survive the termination of this

Agreement and Employee's employment by either Employer or Employee under SECTION 4 of this Agreement.

     6. MISCELLANEOUS.

          (a) NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, 24 hours after transmitter's confirmation of the receipt of such transmission, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or
(iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                    (1)     If to Employer:

                            Vodavi Technology, Inc.
                            8300 East Raintree Drive
                            Scottsdale, Arizona 85260
                            Attention:  Chairman of the Board

                            with a copy given in the manner
                            prescribed above, to:

                            Greenberg Traurig
                            One East Camelback Road
                            Phoenix, Arizona 85012
                            Attention:  Robert S. Kant, Esq.

                    (2)     If to Employee:

                            Gregory K. Roeper
                            8300 East Raintree Drive
                            Scottsdale, Arizona 85260

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (b) INDULGENCES; WAIVERS. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

          (c) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

          (d) BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.

          (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

          (f) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (g) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          (h) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (i) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        VODAVI TECHNOLOGY, INC.


                                        By: /s/ William Hinz
                                        ----------------------------------------
                                        Its: Chairman of the Board


                                        EMPLOYEE

                                        /s/ Gregory K. Roeper
                                        ----------------------------------------
                                        Gregory K. Roeper